UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2011

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2011, William R. Halling announced his retirement from the Board of Directors of Compuware Corporation (“Compuware”), effective March 31, 2011.  Mr. Halling served as Chairperson of the Audit Committee of the Board.

Also on March 11, 2011, the Board of Directors, in accordance with Compuware’s bylaws, appointed Frederick A. “Fritz” Henderson to the Compuware Board of Directors, effective April 1, 2011, to serve until election.  Mr. Henderson will serve as Chairperson of the Audit Committee.

Mr. Henderson, age 52, is currently a senior vice president of Sunoco, Inc. and will become the chairman and chief executive officer of Suncoke Energy, an affiliate of Sunoco, Inc.  He previously served as chief executive officer of General Motors Corporation from April through December, 2009.  Prior to that time, Mr. Henderson served as chief financial officer of General Motors from March 2008 to March 2009 and as vice chairman and chief financial officer from January 2006 to February 2008.  Mr. Henderson joined General Motors in 1984.  A copy of the press release is furnished with the Report as Exhibit 99.1.

Mr. Henderson will be compensated under Compuware’s standard compensation arrangement for outside directors as described in Compuware’s most recent proxy statement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: March 17, 2011	By:	/s/ Laura L. Fournier
Laura L. Fournier
Senior Vice President
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 17, 2011.